Exhibit 1.2
                               PURCHASE AGREEMENT
     (For assistance in filling out this form, please see the reverse side)


Mail Completed Form to:   Cornerstone Ministries Investments, Inc. ,
                          Investor Services
                          2450 Atlanta Highway, Suite 903, Cumming, GA 30040


     Please issue a bond of Cornerstone Ministries Investments, Inc. in the amount and name shown below. I have received the Prospectus. I certify (i) that the number shown on this form is my correct taxpayer identification number, and
(ii) that I am not subject to backup withholding.

Signature:___________________________________________     Date__________________

Signature: __________________________________________     Date__________________

Enclosed is payment for purchase of the following bonds:


         Graduated Bond: $________________        Interest paid monthly (for investments of $10,000 or more)
             (minimum $500)                                 semi-annually ______ compounded _______


         9% Five-Year Bond: $_____________        Interest paid monthly (for investments of $10,000 or more)
             (minimum $500)                                 semi-annually ______ compounded _______

        Make checks payable to: Cornerstone Ministries Investments, Inc.

Register the bonds in the following name(s):

Name(1) ____________________________   Social Security or Taxpayer ID Number_______________
Birthdate___________________________
Name (2)____________________________   Social Security or Taxpayer ID number_______________


As (check one):  Individual _____      Joint Tenants _____    Custodial (bonds owned by minors) _____
          Tenants in Common _____      Corporation   _____    Trust _______               Other _____

RETIREMENT ACCOUNT            (    ) Traditional  IRA         (    ) Roth IRA         (    ) KEOGH
------------------
         Custodian:__________________________________

Mailing Address for the person(s) who will be registered bond owner(s):

         Address:
                   ------------------------------------------------------------------------------------------------

         City, State & Zip Code:                                                e-mail address:
                                  ---------------------------------------------------------------------------------

         Telephone Number: Business:  (       )                                 Home:  (       )
                           ----------------------------------------------------------------------------------------


     Yes, I want to save the cost of  printing  and mailing  financial  reports,
proxy   statements,   and  other   documents.   Please   send  all  bond  holder
communications to my email address.


Signature: ______________________________

      Please attach any special mailing instructions other than shown above
                       NO SUBSCRIPTION IS EFFECTIVE UNTIL
               ACCEPTANCE You will be mailed a signed copy of this
                      agreement to retain for your records.

Subscription accepted by Cornerstone Ministries Investments, Inc. and its sales representative:

____________________________________                   Date__________________

Broker/Dealer_______________________________________

Broker______________________________________________

Bond Purchase Agreement                                                   page 2

                   How to Complete the Bond Purchase Agreement

        Make checks payable to: Cornerstone Ministries Investments, Inc.


How can I purchase a bond? Personal check, bank check, or money orders are the only acceptable forms of payment. No cash or credit cards are accepted.

Who should sign it? The person who is making the decision to buy the bond. This may be different from the person in whose name the bond is being registered.

Whose check can be used for payment? It should be either an account in the name of the person signing this purchase agreement or the name(s) in which the bond is to be registered. We can not, for instance, accept a check on a corporate bank account, where the registered bond owner is to be an individual--unless there is an accompanying certified corporate resolution authorizing the use of corporate funds for that purpose.

Can I buy a bond for more than one person on the same form? No. Make a copy of the form to use for an additional investment.

How can I buy a bond for a person who is under 18 years old? There are Uniform Gift to Minors Acts in the states. The "Custodial" box can be checked and the bond can be registered in a form like: "Jane Doe, as custodian for Minor Doe, under UGMA." The effect is that Jane Doe can sell the bond, receive interest and otherwise manage the investment, until Minor Doe becomes 18. Then, Jane Doe can request a replacement bond in Minor Doe's name. If you want some other legal arrangement, such as holding the bond until the minor is older than 18, you would have to create a trust agreement, using a lawyer or a do-it-yourself guide. You would then check the "Trust" box and fill in the name something like:
"Jane Doe, trustee for Minor Doe," or "Jane Doe, Trustee under Trust Agreement dated November 29, 1997."

Can I purchase a bond for an IRA or other retirement account? If your trust agreement permits it--that's between the investors and their trustees. If your trust agreement does not permit it (many brokerage, mutual fund or bank trustees will not permit it), then you may choose to "roll over" or open a new account with another trustee. The check needs to be from the trustee. You would check "Trust" on the form and write in something like: "ABC Company, trustee for Jane Doe IRA."

Guide to registering investments

Joint Tenants: The bond is jointly owned by two or more persons. If one person passes away, all of the bond is transferred to the surviving partner(s).

Tenants In Common: The bond is jointly owned by two or more persons. If one person passes away, half (or whatever fraction designated of the bond) automatically goes to the deceased's estate and not to the surviving partner(s).

Trust: If you have an established Trust for yourself, Family or Children. Please be sure to include exact name of the Trust and the Trust's taxpayer ID number.

Custodial: Usually established for a minor, for a Guardian to maintain control of the bond until the minor becomes of legal age (18). Registration should read as follows: Jane Doe as Custodian for Minor Doe under UGMA. Make sure to list the minor's social security number, not yours.

Other: 1) Partnership - Make sure to list Tax ID #

     2) IRA  (Keogh,  SEP or  other  retirement  plan):  Make  sure  your  trust agreement allows for investments of this kind, check with your plan administrator. If not, you can establish a new IRA. Registration for all IRA's should read as follows: [(Trustee or name of Plan) as Trustee for Jane Smith IRA Account # _________]